UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2012

TARGACEPT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51173	56-2020050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East First Street, Suite 300 Winston-Salem, North Carolina		27101
(Address of principal executive offices)		(Zip Code)

(336) 480–2100

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On April 25, 2012, Targacept, Inc. announced staff reductions of 65 employees, or approximately 46% of the company’s workforce, as part of a strategic plan to focus the company’s resources on its clinical-stage programs and select late preclinical opportunities. Targacept expects to complete the workforce reduction by June 30, 2012.

Conditional on the execution of a release of potential claims, all employees whose employment is being terminated as part of the workforce reduction will be provided with severance pay and benefits. In addition, the Company has arranged to make outplacement services available to all employees whose employment is being terminated.

Targacept estimates the staff reductions to result in savings of approximately $12.9 million in cash operating expenses on a going forward basis, with estimated one-time severance and related costs related to the restructuring of approximately $2.4 million expected to be recorded in the second quarter of 2012. Targacept does not anticipate that there will be any further material future cash expenditure associated with the workforce reduction. The estimated savings and costs noted above are subject to a number of assumptions. Actual results and experience may differ materially as a result of various important factors, including the risks and uncertainties described under the heading “Forward-Looking Statements” in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K, which are incorporated by reference herein. Targacept may incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the workforce reduction.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 24, 2012, Geoffrey C. Dunbar, M.D., Targacept’s Senior Vice President, Clinical Development and Regulatory Affairs, notified Targacept’s President and Chief Executive Officer of his intention to retire, effective at the end of May 2012.

Item 8.01	Other Events.

On April 25, 2012, Targacept, Inc. issued a press release announcing the workforce reduction described in Item 2.05 of this Current Report on Form 8-K. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press release dated April 25, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGACEPT, INC.

Date: April 25, 2012	/s/ Peter A. Zorn
Peter A. Zorn
Senior Vice President, Legal Affairs, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated April 25, 2012